Exhibit 4.3

[Face of Note]

CUSIP NO.	PRINCIPAL AMOUNT:
CLEARSTREAM COMMON CODE:
ISIN:
REGISTERED NO.

WELLS FARGO & COMPANY

FORM OF

SUBORDINATED MEDIUM-TERM FIXED RATE NOTE, SERIES M

Due Nine Months or More From Date of Issue

☐ Check this box if this Security is a Global Security.

Applicable if this Security is a Global Security:

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

[If applicable, this Security will contain information required by U.S. Federal Income Tax “Original Issue Discount” rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]

ORIGINAL ISSUE DATE:	ISSUE PRICE: %	INTEREST RATE PER ANNUM:

STATED MATURITY DATE:	INTEREST PAYMENT DATES:	INITIAL INTEREST PAYMENT DATE:

OPTIONAL REDEMPTION:	REDEMPTION PRICE: ☐ 100% ☐ Other	REDEMPTION DATE(S):

SINKING FUND:	OPTION TO ELECT REPAYMENT:	REPAYMENT PRICE:
☐ 100%
☐ Other

OPTIONAL REPAYMENT DATE(S):	MINIMUM DENOMINATIONS:	DEPOSITARY (Only applicable
	☐ U.S. $1,000	if this Security is a Global Security):
☐ Other

SPECIFIED CURRENCY:	OTHER/ADDITIONAL TERMS:	ADDENDUM ATTACHED:

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      (            ) on the Stated Maturity Date shown above (except to the extent redeemed or repaid or renewed or extended prior to such date) and to pay interest, if any, on the principal amount hereof from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for on each Interest Payment Date set forth above, commencing on the Initial Interest Payment Date shown above, and at Maturity at the Interest Rate shown above (computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Interest payable upon Maturity will be paid to the Person to whom principal is payable. The Regular Record Date for an Interest Payment Date shall be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date.

If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. If the date of Maturity would fall on a day that is not a Business Day, the payment of principal and any premium and interest shall be made on the next Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. For purposes of this Security, “Business Day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in New York, New York, (b) if this Security is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency or (c) if this Security is denominated in Australian dollars, in Sydney, Australia and (ii) if this Security is denominated in euro, that is also a TARGET Settlement Day. For purposes of this Security, “TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

Interest payments on this Security shall be the amount of interest accrued from and including the Original Issue Date specified above or from and including the last date to which interest has been paid, or provided for, as the case may be, to but excluding, the following Interest Payment Date or the date of Maturity.

If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date specified above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Terms” apply to this Security as specified above, this Security shall be subject to the terms set forth in such Addendum or such “Other/Additional Terms.”

The principal (and premium, if any) and interest on this Security is payable by the Company in the Specified Currency specified above.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security, other than payments of interest at Maturity, will be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any such designation for wire transfer purposes shall be made by providing written notice to the Paying Agent not later than 10 calendar days prior to the applicable Interest Payment Date. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security will pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:
Name:
Its:
[SEAL]
Attest:
Name:
Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

SUBORDINATED MEDIUM-TERM FIXED RATE NOTE, SERIES M

Due Nine Months or More From Date of Issue

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of August 30, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Subordinated Medium-Term Notes, Series M, of the Company, which series is limited to an aggregate principal amount of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies minus the aggregate principal amount of the Company’s Medium-Term Notes, Series L which may be issued from time to time. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depositary (“Global Securities”).

The indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Company, and the Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

If so provided on the face hereof, the Company may at its option redeem this Security in whole or in part in increments of $1,000 or the equivalent amount in a foreign or composite currency (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof) on or after the date or dates designated as the Redemption Date(s) on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed, together with accrued interest, if any, to the Redemption Date or, if a Redemption Price other than 100% of the principal amount to be redeemed is specified on the face hereof, the Redemption Price specified in the Addendum attached hereto. The Company may exercise such option by mailing a notice of such redemption to each Holder of the Securities of this series to be redeemed by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the applicable Redemption Date. In the event of redemption of this Security in part only, the Company shall issue a new Security or Securities for the unredeemed portion hereof in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities of this series with like tenor and terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of the Securities of this series held by a Holder equal to an authorized denomination. If this Security is a Global Security and if less than all of the Securities of this series are to be redeemed, the redemption shall be made in accordance with the Depositary’s customary procedures. Unless the Company defaults in the payment of the Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on this Security or portion hereof called for redemption.

Sinking Fund

Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

Repayment

If so provided on the face hereof, this Security will be repayable prior to the Stated Maturity Date at the option of the Holder, in whole or in part and in increments of $1,000 or the equivalent amount in a foreign or composite currency (provided that any remaining principal amount of this Security surrendered for partial repayment shall not be less than the minimum authorized denomination hereof), on or after the date designated as an Optional Repayment Date on the face hereof at 100% of the principal amount to be repaid, plus accrued interest, if any, to the Repayment Date or, if a Repayment Price other than 100% of the principal amount to be repaid is specified on the face hereof, at the Repayment Price specified in the Addendum attached hereto. In order for this Security to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the Optional Repayment Date (i) this Security with the form entitled “Option to Elect Repayment” on the reverse of this Security duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth: (a) the name of the Holder of this Security; (b) the principal amount of this Security; (c) the principal amount of this Security to be repaid; (d) the certificate number or a description of the tenor and terms of this Security; (e) a statement that the option to elect repayment is being exercised; and (f) a guarantee that this Security, together with the duly completed form entitled “Option to Elect Repayment,” will be received by the Paying Agent not later than the fifth Business Day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if this Security and form duly completed are received by the Paying Agent by the fifth Business Day after the date of that telegram, telex, facsimile transmission or letter.

Any repayment option exercised by the Holder of this Security shall be irrevocable. The repayment option may be exercised for less than the entire principal amount of this Security, but in that event the principal amount of this Security remaining outstanding after repayment must be equal to $1,000 (or the equivalent amount in a foreign or composite currency) and integral multiples in excess thereof. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security. Unless the Company defaults in the payment of the Repayment Price, on and after the applicable Repayment Date interest will cease to accrue on this Security or portion hereof requested to be repaid.

Authorized Denominations

Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 (or the equivalent amount in a foreign or composite currency) and integral multiples of $1,000 (or the equivalent amount in a foreign or composite currency) in excess thereof and cannot be exchanged for debt securities of the Company in smaller denominations. Beneficial interests in this Security will only be held in denominations of $1,000 (or the equivalent amount in a foreign or composite currency) and integral multiples of $1,000 (or the equivalent amount in a foreign or composite currency) in excess thereof.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

If this Security is a Global Security (as specified above), this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a qualified successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form or elects to terminate the book-entry system through the Depositary and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

Subject to the rights of holders of Senior Debt of the Company set forth in this Security and the Indenture referred to above, no reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Notices

All notices to the Company under this Security shall be in writing and addressed to Wells Fargo & Company, Wells Fargo Center, 13th Floor, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Treasury Department, or to such other address as the Company may notify to the Holder. All notices to the Paying Agent under this Security shall be in writing and addressed to Wells Fargo Bank, N.A., 625 Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, or to such other address as the Company may notify to the Holder.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt by the Company of the within Security, at the Repayment Price specified in the within Security, to the undersigned,

                                                             , at

(please print or typewrite name and address of the undersigned).

For this option to elect repayment to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 60 days prior to an Optional Redemption Date, either (i) this Security with this “Option to Elect Repayment” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repaid, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repayment is being exercised, and (f) a guarantee stating that the Security to be repaid, together with this “Option to Elect Repayment” form duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day). The address of the Paying Agent is Wells Fargo Bank, N.A., 625 Marquette Avenue, Minneapolis, Minnesota 55479.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or the equivalent amount in a foreign or composite currency) which the Holder elects to have repaid: $            .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 (or the equivalent amount in a foreign or composite currency) and integral multiples of $1,000 (or the equivalent amount in a foreign or composite currency) in excess thereof) of the Security or Securities to be issued to the Holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $                    .

Date:

Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon page 2 of the within Security in every particular without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                     attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.